Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Third Quarter Results
     GREENSBORO, N.C. — April 29, 2010 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its third fiscal quarter ended March 28, 2010.
     The Company is reporting net sales of $154.7 million for the third quarter of fiscal year 2010, an increase of $35.6 million or 29.9% compared to the prior year quarter and $12.4 million or 8.7% compared to the December 2009 quarter. Net sales were positively impacted by improved market conditions across all of the Company’s key segments, as well as continued growth in Brazil.
     The Company is reporting net income of $0.8 million or $0.01 per share for the third quarter of fiscal year 2010 compared to a net loss of $33.0 million or $0.53 per share for the prior year quarter. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) were $12.7 million for the third quarter, an improvement of $15.0 million compared to the prior year quarter. The substantial year- over-year improvements in quarterly results were the result of:
•	Significantly improved retail demand in apparel, furnishings and automotive, as the economic recovery continues;

•	Higher utilization levels across the regional supply chain;

•	Continued improvement in the Brazilian market; and

•	Cost and efficiency improvements realized over the last year.
     Compared to the prior year period, net sales for the first nine months of the 2010 fiscal year improved by $26.0 million or 6.3% to $439.8 million. The Company is reporting net income of $5.2 million or $0.09 per share for the year-to-date period of fiscal year 2010 compared to a net loss of $42.7 million or $0.69 per share for the prior year period, and Adjusted EBITDA increased $27.4 million to $41.1 million.
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Unifi Announces Third Quarter Results — page 2
     Ron Smith, Chief Financial Officer for Unifi, said, “Higher utilization rates and overall operational improvements have contributed to increases in gross profit for the first nine months of the fiscal year. Our share gain efforts, as well as rising raw material costs squeezed margins somewhat in the quarter, and we expect to regain those margins over the next few months.”
     Cash-on-hand at the end of March 2010 was $52.5 million, a decrease of $1.9 million from the end of December 2009, as cash generated by operations was reinvested into the working capital required to support the higher volumes that the Company experienced. Total long-term debt declined $2.2 million from the end of December to $181.2 million.
     “We are very pleased to be reporting profitability in each of the first three quarters of the fiscal year, especially in a recovering economic environment,” said Bill Jasper, President and CEO of Unifi. “Our aggressive cost reductions and disciplined task-based improvement process continue to contribute significantly to our improved cost basis and the strength of our balance sheet. Our domestic business is improving, and Brazil continues to exceed projections. We will continue to focus on cash generation and deleveraging our balance sheet, while funding targeted growth opportunities in our global businesses.”
     The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, April 29, 2010, to discuss the preliminary results for the quarter. The conference call may be accessed by dialing (866) 524-3160 (U.S. & Canada) or (412) 317-6760 (International), and an access code is not required. A corresponding presentation can be viewed from the website at www.unifi.com. Following management’s comments, there will be an opportunity for questions from the financial community. A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (877) 344-7529 (U.S. & Canada) or (412) 317-0088 (International) and entering conference number 439844. This replay line will be kept open for one week.
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Unifi Announces Third Quarter Results — page 3
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Third Quarter Results – page 4
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	March 28, 2010	June 28, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$52,496	$42,659
Receivables, net	84,788	77,810
Inventories	106,312	89,665
Deferred income taxes	1,683	1,223
Assets held for sale	—	1,350
Restricted cash	1,818	6,477
Other current assets	4,576	5,464

Total current assets	251,673	224,648

Property, plant and equipment, net	152,235	160,643
Restricted cash	—	453
Intangible assets, net	14,978	17,603
Investments in unconsolidated affiliates	65,237	60,051
Other noncurrent assets	12,908	13,534

	$497,031	$476,932

Liabilities and Shareholders’ Equity
Accounts payable	$33,860	$26,050
Accrued expenses	22,934	15,269
Income taxes payable	1,073	676
Current maturities of long-term debt and other current liabilities	2,187	6,845

Total current liabilities	60,054	48,840

Notes payable	178,722	179,222
Other long-term debt and liabilities	2,721	3,485
Deferred income taxes	261	416
Shareholders’ equity	255,273	244,969

	$497,031	$476,932

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Unifi Announces Third Quarter Results – page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended		For the Year-To-Date Periods Ended
	March 28, 2010	March 29, 2009	March 28, 2010	March 29, 2009
Summary of Operations:
Net sales	$154,687	$119,094	$439,793	$413,830
Cost of sales	138,177	118,722	386,541	397,721
Restructuring charges	254	293	254	293
Write down of long-lived assets	—	—	100	—
Goodwill impairment	—	18,580	—	18,580
Selling, general & administrative expenses	11,252	9,507	34,568	29,356
Provision (benefit) for bad debts	(105)	735	(93)	1,794
Other operating (income) expense, net	(346)	(89)	(542)	(5,862)

Non-operating (income) expense:
Interest income	(775)	(656)	(2,355)	(2,249)
Interest expense	5,697	5,879	16,412	17,592
Gain on extinguishment of debt	—	—	(54)	—
Equity in earnings of unconsolidated affiliates	(2,175)	(825)	(5,847)	(4,469)
Write down of investment in unconsolidated affiliate	—	—	—	1,483

Income (loss) from continuing operations before income taxes	2,708	(33,052)	10,809	(40,409)
Provision (benefit) for income taxes	1,937	(101)	5,596	2,398

Income (loss) from continuing operations	771	(32,951)	5,213	(42,807)
Income (loss) from discontinued operations, net of tax	—	(45)	—	67

Net income (loss)	$771	$(32,996)	$5,213	$(42,740)

Earnings (loss) per share from continuing operations and net income:
Income (loss) per common share — basic	$0.01	$(0.53)	$0.09	$(0.69)

Income (loss) per common share — diluted	$0.01	$(0.53)	$0.08	$(0.69)

Weighted average shares outstanding - basic	60,172	62,057	61,243	61,740

Weighted average shares outstanding - diluted	60,824	62,057	61,555	61,740
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Unifi Announces Third Quarter Results – page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Nine-Months Ended
	March 28, 2010	March 29, 2009
Cash and cash equivalents at beginning of year	$42,659	$20,248
Operating activities:
Net income (loss)	5,213	(42,740)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Income from discontinued operations	—	(67)
Earnings of unconsolidated affiliates, net of distributions	(4,236)	(1,585)
Depreciation	17,204	21,954
Amortization	3,454	3,289
Stock-based compensation expense	1,836	1,033
Deferred compensation expense (recovery), net	463	(50)
Net (gain) loss on asset sales	953	(5,865)
Gain on extinguishment of debt	(54)	—
Write down of long-lived assets	100	—
Goodwill impairment	—	18,580
Write down of investment in unconsolidated affiliate	—	1,483
Restructuring charges	254	293
Deferred income tax	(449)	(77)
Provision (benefit) for bad debts	(93)	1,794
Other	268	306
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(4,089)	6,258

Net cash provided by continuing operating activities	20,824	4,606

Investing activities:
Capital expenditures	(7,963)	(10,918)
Investment in joint venture	(550)	—
Acquisition of intangible asset	—	(500)
Change in restricted cash	5,776	14,035
Proceeds from sale of capital assets	1,393	6,959
Other	(246)	(216)

Net cash (used in) provided by investing activities	(1,590)	9,360

Financing activities:
Payments of long-term debt	(6,211)	(22,199)
Borrowings of long-term debt	—	14,600
Proceeds from stock option exercises	—	3,830
Purchase and retirement of Company stock	(4,995)	—
Other	(381)	(343)

Net cash used in financing activities	(11,587)	(4,112)

Cash flows of discontinued operations:
Operating cash flow	—	(308)

Net cash used in discontinued operations	—	(308)

Effect of exchange rate changes on cash and cash equivalents	2,190	(6,250)

Net increase in cash and cash equivalents	9,837	3,296

Cash and cash equivalents at end of period	$52,496	$23,544

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Unifi Announces Third Quarter Results – page 7
Adjusted EBITDA Reconciliation
to Net Income (Loss)
(Amounts in thousands)
(Unaudited)

	Quarters Ended		Year-To-Date Ended
	March	March	March	March
	2010	2009	2010	2009
Net income (loss)	$771	$(32,996)	$5,213	$(42,740)
(Income) loss from discontinued operations, net of tax	—	45	—	(67)
Provision (benefit) for income taxes	1,937	(101)	5,596	2,398
Interest expense, net	4,922	5,223	14,057	15,343
Depreciation and amortization expense	6,485	6,984	19,829	24,375
Equity in earnings of unconsolidated affiliates	(2,175)	(825)	(5,847)	(4,469)
Non-cash compensation, net of distributions	683	339	2,299	893
(Gain) loss on sales or disposals of PP&E	1,010	44	953	(5,865)
Currency and hedging (gains) losses	61	(8)	(59)	(16)
Write down of long-lived assets and unconsolidated affiliate	—	—	100	1,483
Gain on extinguishment of debt	—	—	(54)	—
Goodwill impairment	—	18,580	—	18,580
Restructuring charges	254	293	254	293
Asset consolidation and optimization expense	—	93	—	3,461
Gain from sale of nitrogen credits	(1,400)	—	(1,400)	—
UCA startup costs	167	—	167	—
Kinston shutdown expenses	—	—	—	30

Adjusted EBITDA	$12,715	$(2,329)	$41,108	$13,699

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Unifi Announces Third Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets and unconsolidated affiliate, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and hedging gains and losses, gain on extinguishment of debt, goodwill impairment, restructuring charges, asset consolidation and optimization expense, gain from the sale of nitrogen credits, UCA startup costs, and Kinston shutdown expenses. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation for our employees pursuant to their compensation arrangements.
     We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
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Unifi Announces Third Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces Third Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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